[Note:  Certain portions of this document have been marked
"[c.i.]" to indicate that confidentiality has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.]

- --------------------------------------------------------------------------------











                       PREFERRED STOCK PURCHASE AGREEMENT

                          dated as of November 1, 1995

                                 by and between

                        CADUS PHARMACEUTICAL CORPORATION

                                       and

                                  PHYSICA B.V.

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ====
ARTICLE I - PURCHASE, SALE AND TERMS OF SHARES                                 1
   1.01.   The Series B Preferred Stock                                        1
   1.02.   The Conversion Shares                                               1
   1.03.   Purchase of Series B Shares                                         1
   1.04.   Purchase of Common Stock at Initial
                    Public Offering                                            2
   1.05.   Use of Proceeds                                                     2
   1.06.   Representations by the Purchaser                                    2

           (a)Investment Representations                                       3
           (b)Access to Information                                            3
           (c)General Access                                                   3
           (d)Sophistication and Knowledge                                     3
           (e)Transfer Restrictions Imposed
                     by Securities Laws                                        4
           (f)Lack of Liquidity                                                4
           (g)High Degree of Risk                                              4
           (h)Accredited Investor Status                                       4

   1.07.   Brokers or Finders                                                  4

ARTICLE II - CONDITIONS TO PURCHASER'S OBLIGATIONS                             4

   2.01.    Representations and Warranties                                     5
   2.02.    Documentation at Closing                                           5

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY                    7

   3.01.    Organization and Standing of the Company                           7
   3.02.    Corporate Action                                                   7
   3.03.    Governmental Approvals                                             8
   3.04.    Litigation                                                         8
   3.05     Certain Agreements of Officers
               and Employees                                                   8
   3.06.    Compliance with Laws and Other Instruments; Indebtedness           9
   3.07.    Title to Assets, Intellectual Property Rights                     10
   3.08.    Financial Information                                             11
   3.09.    Taxes                                                             12
   3.10.    ERISA                                                             12
   3.11.    Transactions with Affiliates                                      12
   3.12.    Assumptions or Guaranties of Indebtedness
                of Other Persons                                              13
   3.13.    Investments in Other Persons                                      13
   3.14.    Securities Act of 1933                                            13
   3.15.    Disclosure                                                        13
   3.16.    Brokers or Finders                                                14
   3.17.    Capitalization; Status of Capital Stock                           14
   3.18.    Registration Rights                                               15
   3.19.    Insurance                                                         16

                                                                            Page
                                                                            ----

   3.20.    Books and Records                                                 15
   3.21.    Material Agreements                                               16
   3.22.    Absence of Certain Developments                                   16
   3.23.    Environmental and Safety Laws                                     18
   3.24.    U.S. Real Property Holding Corporation                            17

ARTICLE IV - COVENANTS OF THE COMPANY                                         18

   4.01.    Reporting Requirements                                            18

            (a)Monthly and Quarterly Reports                                  18
            (b)Annual Reports                                                 18
            (c)Budgets and Operating Plan                                     19
            (d)Notice of Adverse Changes                                      19
            (e)Certain Reports and Other Information                          19
            (f)Filings with the Commission                                    19
   4.02.    Loans to Certain Persons                                          20
   4.03.    Limitation on Repurchases                                         20

ARTICLE V - REGISTRATION RIGHTS                                               20

   5.01.    Piggy-Back Registrations                                          20
   5.02.    Demand Registration                                               20
   5.03.    Registrations on Form S-3                                         22
   5.04.    Effectiveness                                                     22
   5.05.    Indemnification by the Company                                    22
   5.06.    Indemnification by the Purchaser                                  24
   5.07.    Exchange Act Registration                                         26
   5.08.    Damages                                                           27
   5.09.    Further Obligations of the Company                                28
   5.10.    Expenses                                                          29
   5.11.    Transferability                                                   30
   5.12.    "Lock-Up" Agreement                                               30
   5.13.    Mergers, Etc                                                      30

ARTICLE VI  - RIGHT OF FIRST REFUSAL                                          31

   6.01.    Right of First Refusal                                            31
   6.02.    Notice of Acceptance                                              31
   6.03.    Conditions to Acceptances and Purchase                            32

            (a)  Permitted Sales of Refused Securities                        32
            (b)  Reduction in Amount of Offered Securities                    32
            (c)  Closing                                                      32

   6.04.    Further Sale                                                      33
   6.05.    Termination and Waiver of Right of First Refusal                  33
   6.06.    Exceptions                                                        33

                                                                            Page
                                                                            ----

ARTICLE VII - DEFINITIONS AND ACCOUNTING TERMS                                35

   7.01.    Certain Defined Terms                                             35
   7.02.    Accounting Terms                                                  39

ARTICLE VIII - MISCELLANEOUS                                                  39

   8.01.    No Waiver; Cumulative Remedies                                    39
   8.02.    Amendments, Waivers and Consents                                  39
   8.03.    Notices                                                           39
   8.04.    Binding Effect; Assignment                                        40
   8.05.    Survival of Representations and Warranties                        40
   8.06.    Entire Agreement                                                  40
   8.07.    Severability                                                      41
   8.08.    Confidentiality                                                   41
   8.09.    Governing Law                                                     41
   8.10.    Headings                                                          42
   8.11.    Further Assurances                                                42




EXHIBITS
- --------

2.02(b)      Form of Opinion of Counsel to Company
2.02(f)      Form of Certificate of Amendment to Certificate of
                    Incorporation of the Company
2.02(i)      Form of First Amendment to Voting Agreement
2.02(l)      Form of Software License Agreement
3.03         Governmental Approvals
3.04         Litigation
3.06         Schedule of Indebtedness
3.07A        Claims and Encumbrances
3.07B        Intellectual Property Rights
3.07C        Other Patents
3.08A        Financial Statements
3.08B        Certain Changes Subsequent to June 30, 1995
3.11         Certain Transactions with Affiliates
3.13         Investments in Other Persons
3.17A        Owners of Capital Stock
3.17B        Guidelines for Stock Option Grants
3.18         Registration Rights
3.21         List of Material Agreements
3.22         Changes in Company Since December 31, 1994

                       PREFERRED STOCK PURCHASE AGREEMENT

     AGREEMENT dated as of November 1, 1995 between CADUS PHARMACEUTICAL CORPORATION (the "Company"), a Delaware corporation, and PHYSICA B.V. (the "Purchaser"), a Dutch corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -
     WHEREAS, the Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, 2,500,000 shares of the Company's authorized but unissued shares of Series B Convertible Preferred Stock, $.001 par value per share (the "Series B Preferred Stock"), upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE I
                       PURCHASE, SALE AND TERMS OF SHARES

     1.01 The Series B Preferred Stock. The Company has authorized the issuance and sale of 2,500,000 shares of its authorized but unissued shares of Series B Preferred Stock (the "Series B Shares"), at a purchase price of $4.00 per share, payable in cash. The designation, rights, preferences and other terms and provisions of the Series B Preferred Stock are set forth in the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company.

     1.02. The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free from preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of Common Stock (such capitalized term and all other capitalized terms used herein and not separately defined herein have the respective meanings provided in Article VII hereof) to satisfy the rights of conversion of the holders of the Series B Shares. Any shares of Common Stock issuable upon conversion of the Series B Shares are herein referred to as the "Conversion Shares". The Series B Shares and Conversion Shares are sometimes collectively referred to as the "Shares".

     1.03. Purchase of Series B Shares. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser, agrees to purchase, 2,500,000 Series B Shares. The aggregate purchase price of the Series B Shares being acquired by the Purchaser is $10,000,000. The closing of the purchase and sale of the Series B Shares to be acquired by the Purchaser from the Company under this Agreement shall take place at the offices of the Purchaser, C. J. van Houtenlaan 36, 1381 CP Weesp, The Netherlands, at 3:00 p.m., local time, on the date hereof or at such time and date thereafter as the Purchaser and the Company may agree (the "Closing"). At the Closing, the Company will deliver to the Purchaser a certificate or certificates for 2,500,000 Series B Shares registered in the Purchaser's name (or the name of its nominee), against a wire transfer of immediately available funds to the account of the Company, in an amount equal to $10,000,000 as payment in full of the purchase price of Series B Shares being purchased by the Purchaser.

     1.04 Purchase of Common Stock at Initial Public Offering. If, during the term of the Research Agreement, the Company effects the Initial Public Offering or merges into a corporation with publicly traded shares, the Purchaser shall purchase such number of shares of Common Stock in such Initial Public Offering or simultaneous with such merger as shall be specified by the Company in its sole and absolute discretion, at a price per share equal to the price per share to the public in such Initial Public Offering or the price at which a share of Common Stock is valued for purposes of such merger, as the case may be, up to $5,000,000 worth of Common Stock; provided, however, that (i) the Purchaser shall not be obligated to purchase shares of Common Stock in the Initial Public Offering if any stockholder of the Company (other than the Purchaser or its affiliates) who owns ten percent (10%) or more of the outstanding capital stock of the Company on a fully diluted basis is a selling stockholder in the Initial Public Offering, and (ii) the Purchaser shall not be obligated to purchase shares of Common Stock simultaneous with such merger unless (A) Persons who were stockholders of the Company immediately prior to such merger own more than fifty percent (50%) of the capital stock of the surviving corporation immediately after such merger, (B) the corporation into which the Company is merged does not pose a significant competitive threat to a substantial portion of the business of Solvay Duphar B.V., Solvay Pharmaceuticals, Inc., Solvay Pharma Deutschland GmbH or any successors thereto and (C) the corporation into which the Company is merged is not engaged in an ongoing litigation with Solvay Duphar B.V., Solvay Pharmaceuticals, Inc., Solvay Pharma Deutschland GmbH, or any successors thereto. Notwithstanding the foregoing, if the Purchaser has delivered to the Company a proper notice of breach or termination pursuant to Section 3.13 or
Section 13.2 of the Research Agreement, the Purchaser will not be obligated to purchase shares of Common Stock pursuant to this Section 1.04, except in the case of a notice of breach if and when such breach is cured.

     1.05. Use of Proceeds. The Company shall use the cash proceeds from the sale of the Series B Shares for working capital and general corporate purposes and not for the payment of dividends on any shares of capital stock of the Company.

     1.06. Representations by the Purchaser. The Purchaser makes the following representations and warranties to the Company:

          (a) Investment Representations. It is the Purchaser's present intention to acquire the Shares to be acquired by it for its own account (and it will be the sole beneficial owner thereof) and the Shares are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof except pursuant to registration under the Securities Act or exemption therefrom. The acquisition by the Purchaser of the Series B Shares shall constitute a confirmation of this representation by the Purchaser. The Purchaser understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the Commission, all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under the Securities Act of 1933 and any applicable state securities laws, or the availability, in the opinion of counsel, of an exemption from registration thereunder. These securities are subject to restrictions contained in a Preferred Stock Purchase Agreement and a Voting Agreement, copies of which are available for inspection from the Company."

          (b) Access to Information. The Purchaser during the course of this transaction, and prior to the purchase of any Series B Shares, has had the opportunity to ask questions of and receive answers from management of the Company concerning the terms and conditions of the sale to it of the Series B Shares and the information, documents, records and books relative to the business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company provided to the Purchaser.

          (c) General Access. The Purchaser has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed or delivered herewith, including the terms of the Series B Shares, and confirms that all documents, records and books pertaining to the Purchaser's investment in the Company and requested by the Purchaser have been made available or delivered to it.

          (d) Sophistication and Knowledge. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Series B Shares; and the Purchaser can bear the economic risk of investment in the Series B Shares and can afford a complete loss of its investment.

          (e) Transfer Restrictions Imposed by Securities Laws. The Purchaser understands that: the Shares have not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; the Purchaser is and must be purchasing the Series B Shares for investment for its own account and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof. The Purchaser shall not resell or otherwise dispose of all or any part of the Shares purchased by it, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws; the Purchaser understands that the Company does not have any present intention and is under no obligation to register the Shares under the Securities Act and applicable state securities laws, except as provided in Article V hereof; and the Purchaser understands that Rule 144 or Rule 144A under the Securities Act may not be available as a basis for exemption from registration of the Shares thereunder.

          (f) Lack of Liquidity. The Purchaser has no present need for liquidity in connection with its purchase of the Series B Shares.

          (g) High Degree of Risk. The Purchaser understands that the purchase of the Series B Shares involves a high degree of risk in view of the fact that, among other things, the Company has sustained a net loss since its inception and there is no established market for the Company's capital stock.

          (h) Accredited Investor Status. The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     1.07. Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser or its agents.

                                   ARTICLE II
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         The obligation of the Purchaser to purchase and pay for the Series B Shares to be purchased by it at the Closing is subject to the following conditions (all of which shall be deemed satisfied or waived by the Purchaser at or prior to the Closing in the event all of the transactions contemplated to be effected at the Closing with the Purchaser are consummated):

     2.01 Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true, accurate and correct on the date of the Closing as if made on the date of the Closing.

     2.02. Documentation at Closing. The Purchaser shall have received, prior to or at the Closing, all of the following materials, each in form and substance satisfactory to the Purchaser and its counsel, and each of the following events shall have occurred, or each of the following documents shall have been delivered, prior to or simultaneous with the Closing:

          (a) Copies of (1) the Certificate of Incorporation of the Company, as amended to date; (2) the resolutions of the Board of Directors providing for the approval of this Agreement, the issuance of the Series B Shares and upon conversion, the Conversion Shares, the increase in the number of directors of the Company to nine (9), the election of Mr. Bart Kwist as a director of the Company, and the approval of all other agreements or matters contemplated hereby or executed in connection herewith; (3) the resolutions of the holders of at least 66-2/3% of the outstanding shares of Preferred Stock, voting as a separate class, and of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, voting as a separate class, authorizing an amendment to the Certificate of Incorporation increasing the authorized number of shares of Series B Preferred Stock to 7,321,429 and the issuance and sale of 2,500,000 shares of Series B Preferred Stock to the Purchaser; and (4) the By-laws of the Company, as amended to date, all of which shall have been certified by the Secretary of the Company, as of the date of the Closing, to be true, complete and correct; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, required to be obtained at or prior to the Closing with respect to this Agreement and the issuance of the Series B Shares.

          (b) The opinion of Morrison Cohen Singer & Weinstein, LLP, counsel for the Company, dated the date of the Closing, in the form attached as Exhibit 2.02(b).

          (c) A certificate of the Secretary or an Assistant Secretary of the Company, dated the date of the Closing, which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificates for the Series B Shares, the Research Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, the incumbency of such officers, and the true specimen signatures of such officers.

          (d) A certificate of the President and the Treasurer of the Company, dated the date of the Closing, stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct as of the time of the Closing and that all obligations and covenants in this Agreement required to be performed prior to or at the Closing have been performed as of the time of Closing.

          (e) The Company shall have obtained any consents or waivers necessary to be obtained at or prior to the Closing to execute and deliver this Agreement and the other agreements and instruments executed and delivered by the Company in connection herewith, to issue the Series B Shares and to carry out the transactions contemplated hereby and thereby, and such consents and waivers shall be in full force and effect at the Closing. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the other agreements and instruments executed and delivered by the Company in connection herewith and the issuance of the Series B Shares shall have been made or taken.

          (f) A copy of the Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware, including the Certificate of Amendment thereto in the form set forth in Exhibit 2.02(f) attached hereto.

          (g) A (long-form) Certificate of the Secretary of State of the State of Delaware, dated no more than the (10) days prior to the date hereof, as to the due incorporation and good standing of the Company.

          (h) A Certificate of the Secretary of State of Colorado, dated no more than ten (10) days prior to the date hereof, as to the qualification and good standing of the Company in such state.

          (i) The Purchaser and the parties to the Voting Agreement shall have entered into a First Amendment to Voting Agreement in the form attached as
Exhibit 2.02(i).

          (j) Mr. Bart Kwist shall have been elected to the Board of Directors of the Company (the "Board").

          (k) The Company and Solvay Duphar B.V. shall have entered into the Research Agreement.

          (l) The Company and Solvay Duphar B.V. shall have entered into a Software License Agreement in the form attached as Exhibit 2.02(l).

          (m) Such other documents, certificates, instruments or agreements as shall be reasonably requested by the Purchaser.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants as follows:

     3.01. Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement, the First Amendment to Voting Agreement, the Research Agreement, and the other agreements and documents contemplated hereby, to issue, sell and deliver the Series B Shares and to issue and deliver the Conversion Shares upon conversion of the Series B Shares and to perform its other obligations pursuant hereto and thereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in the state of Colorado and is seeking to become qualified as a foreign corporation authorized to do business in the state of New York, which are the only jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Company's failure to date to be qualified as a foreign corporation authorized to do business in the state of New York will not have a Material Adverse Effect.

     3.02. Corporate Action. This Agreement, the First Amendment to Voting Agreement, the Research Agreement, and the other agreements executed by the Company in connection herewith have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Series B Shares have been duly authorized. The issuance, sale and delivery of the Series B Shares and the issuance and delivery of the Conversion Shares upon conversion of the Series B Shares have been duly authorized by all required corporate action on the part of the Company; the Series B Shares, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the

Voting Agreement; and the Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Series B Shares and, when so issued, will be duly authorized, validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Voting Agreement.

     3.03. Governmental Approvals. Except as set forth on Exhibit 3.03 and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issuance, sale, execution or delivery of the Series B Shares or, upon conversion thereof, the Conversion Shares, or for the performance by the Company of its obligations under this Agreement, the Voting Agreement, the Research Agreement, or the Shares or the other agreements and documents contemplated hereby or thereby.

     3.04. Litigation. Except as disclosed in Exhibit 3.04, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or affecting any of its properties or assets, nor, to the best knowledge of the Company, has there occurred any event or does there exist any factual basis on which any such litigation, proceeding or investigation might properly be instituted. Neither the Company nor, to the best knowledge of the Company, any officer of the Company is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, which default might have a Material Adverse Effect. There are no actions or proceedings pending or, to the Company's best knowledge, threatened (or any basis therefor known to the Company) against the Company which might result, either in any case or in the aggregate, in a Material Adverse Effect. The foregoing sentences include, without limiting their generality, actions pending or, to the Company's best knowledge, threatened (or any basis therefor known to the Company) involving the prior employment or engagement of any of the Company's officers, employees or consultants or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or to any other Person. Without limitation to the foregoing representations, a brief summary of the Company's material litigation and the disposition of such matters is set forth on Exhibit 3.04.

     3.05. Certain Agreements of Officers and Employees. (a) To the Company's best knowledge, no officer, employee or consultant of the Company is, or, is now anticipated to be, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any such officer, employee, or consultant to be employed or engaged by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company's best knowledge and belief, the continued employment or engagement of the Company's officers, employees or consultants does not and will not subject the Company or the Purchaser to any liability with respect to any of the foregoing matters.

          (b) No officer, employee or consultant of the Company whose termination, either individually or collectively, could have a Material Adverse Effect, has terminated his employment or engagement since June 30, 1995, or to the best knowledge of the Company, has any present intention of terminating, his employment or engagement with the Company.

     3.06. Compliance with Laws and Other Instruments; Indebtedness. (a) The Company is in compliance in all respects with the terms and provisions of this Agreement and of its Certificate of Incorporation and By-laws, each as amended and/or restated to date. The Company is in compliance in all respects with all mortgages, indentures, leases, agreements (including, without limitation, the BMS Preferred Stock Agreement and all agreements contemplated therein) and other instruments by which it is bound or to which it or any of its properties or assets are subject; except to the extent that any noncompliance, individually or in the aggregate, could not have a Material Adverse Effect. The Company is in compliance in all respects with all judgments, decrees, governmental orders, laws, statutes, rules and regulations by which it is bound or to which it or any of its properties or assets are subject; except to the extent that any noncompliance, individually or in the aggregate, could not have a Material Adverse Effect. Neither the execution, delivery or performance of this Agreement, the First Amendment to Voting Agreement, the Research Agreement, or the issuance of the Series B Shares or the Conversion Shares, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, laws, statutes, rules and regulations.

          (b) A schedule of Indebtedness of the Company as of June 30, 1995 is attached as Exhibit 3.06. Except as set forth in Exhibit 3.06, the Company has no material liabilities of any kind, either direct or indirect, matured or unmatured, absolute or contingent, or otherwise, except:

              (i) those liabilities set forth in the Financial Statements and not heretofore paid or discharged;

              (ii) those liabilities arising in the ordinary course of business under any agreement, contract, lease or plan specifically disclosed on any other Exhibit hereto or required to be disclosed hereunder; and

              (iii) those liabilities incurred, consistently with past business practices, in or as a result of the normal and ordinary course of business since June 30, 1995.

          For purposes of this Section 3.06(b), the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation and responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

     3.07. Title to Assets, Intellectual Property Rights. (a) The Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, which assets consist of those reflected in the most recent balance sheet of the Company included in Exhibit 3.08A attached hereto, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except as set forth in Exhibit 3.07A attached hereto. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

     (b) The Company owns or has a valid right to use the Intellectual Property Rights being used to conduct its business as now operated and as now proposed by the Company to be operated (a complete list of licenses or other contracts relating to the Company's Intellectual Property Rights and of registrations of patents, trademarks, service marks and copyrights including any applications therefor constituting such Intellectual Property Rights is attached hereto as
Exhibit 3.07B). To the best of its knowledge, the conduct of the Company's business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the Intellectual Property Rights of others, [c.i.]

[c.i.] Except as set forth on Exhibit 3.07B, (i) no claim is pending or threatened against the Company and/or its officers, employees or consultants to the effect that the Company has misappropriated or misused any Intellectual Property Rights of any Person or that any such Intellectual Property Rights owned, licensed or used by the Company in connection with its present or proposed business has infringed or infringes upon any Intellectual Property Rights of any Person, (ii) the Company has not asserted any claim of infringement, misappropriation or misuse by any Person of any Intellectual Property Rights owned by the Company or to which it has exclusive use, and (iii) no employee, officer or consultant of the Company has any proprietary, financial or other interest in any Intellectual Property Rights owned or used by the Company in its business. Except pursuant to the terms of any licenses specified on Exhibit 3.07B, the Company has no obligation to compensate any Person for the use of any such Intellectual Property Rights and the Company has not granted any Person any license or other right to use any of the Intellectual Property Rights of the Company, whether requiring payment of royalties or not.

     (c) The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. All officers, employees and consultants of the Company involved in the design, review, evaluation, development or marketing of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements sufficient, to the extent permitted by law, to protect the confidentiality and value of the Company's Intellectual Property Rights and to vest in the Company exclusive ownership of such Intellectual Property Rights. All trade secrets and other confidential information of the Company are presently valid and protectible and are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they been used, divulged or appropriated for the benefit of any Person other than the Company or otherwise to the detriment of the Company. To the best of the Company's knowledge, no employee or consultant of the Company has used any trade secrets or other confidential information of any other Person in the course of his work for the Company. Except as set forth on Exhibit 3.07B, the Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect. Except as set forth on Exhibit 3.07B, neither the Company, nor any of its officers or consultants has received notice of, and to the best of the Company's knowledge after reasonable investigation there are no, claims that the Company's Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party. Except as set forth on Exhibit

3.07B, no university, hospital, government agency (whether federal or state) or other organization or Person which sponsored research and development conducted by the Company has any claim or right to or ownership of or other encumbrance upon the Intellectual Property Rights purported to be owned by the Company.

     3.08. Financial Information. (a) The Company's audited balance sheets as of December 31, 1993 and 1994, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the years ended December 31, 1993 and December 31, 1994, copies of which are attached hereto as Exhibit 3.08A, present fairly the financial position and results of operations of the Company as at the dates thereof and have been prepared in accordance with generally accepted accounting principles consistently applied.

          (b) The Company's unaudited balance sheets as of June 30, 1995 and June 30, 1994, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the six-month periods then ended, copies of which are attached hereto as Exhibit 3.08A, present fairly the financial position and results of operations of the Company as at the dates thereof and have been prepared in accordance with generally accepted accounting principles consistently applied.

          (c) The financial statements attached as Exhibit 3.08A are referred to herein as the "Financial Statements". The Company does not have, and has no reasonable grounds to know of, any liability, contingent or otherwise, not adequately reflected in or reserved against in the Financial Statements. Except as set forth in Exhibit 3.08B, since June 30, 1995, (i) there has been no change in the business, assets, operations, affairs, prospects or financial condition of the Company, which has had or could have a Material Adverse Effect; (ii) there has been no Material Adverse Effect as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) the Company has not entered into any material transaction other than in the ordinary course of business, made any distribution on its capital stock, or redeemed or repurchased any of its capital stock.

     3.09. Taxes. The Company has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Financial Statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company knows of no additional assessments, adjustments or contingent tax liability

(whether federal or state) pending or threatened for any period, nor of any basis for any such assessment, adjustment or contingency. Neither the Company nor, to the best of the Company's knowledge, any of its stockholders, has ever filed a consent pertaining to the Company pursuant to Section 341(f) of the Code relating to collapsible corporations.

     3.10. ERISA. The Company does not maintain and has not, at any time since its inception, maintained an employee pension benefit plan for its employees which is subject to ERISA.

     3.11. Transactions with Affiliates. Except as set forth in Exhibit 3.11, there are no material loans, leases, royalty agreements or other continuing transactions or agreements between (a) the Company or any of its customers or suppliers, and (b) any officer, employee, consultant or director of the Company or any Person owning directly or indirectly five percent (5%) or more of the capital stock of the Company on a fully diluted basis or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

     3.12. Assumptions or Guaranties of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed, or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person.

     3.13. Investments in Other Persons. Except as set forth in Exhibit 3.13, the Company has not made any loans or advances to any Person which is outstanding on the date of this Agreement, except to the extent that such loans or advances to any one Person do not exceed $10,000 and to all such Persons do not exceed $20,000, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any interest in, any Person. The Company does not have, and has not since its incorporation had, any Subsidiaries.

     3.14. Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Series B Shares hereunder. If the Purchaser's representations set forth in Section 1.06 hereof are accurate, the offer, issuance and sale of the Series B Shares to the Purchaser are exempt from the registration requirements of the Securities Act and applicable state securities laws (other than the securities laws of the State of New York). The Company has complied with the registration requirements of the securities laws of the State of New York with respect to the offer, issuance and sale of the Series B Shares. Neither the Company nor anyone acting on its behalf has sold, offered to sell or solicited offers to buy or will sell, offer to sell or solicit offers to buy the Series B Shares or similar securities to, or has solicited or will solicit offers with respect thereto from, or has entered or will enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Series B Shares under the registration provisions of the Securities Act or applicable state securities laws (other than the securities laws of the State of New York).

     3.15. Disclosure. Neither this Agreement, the Research Agreement, the Financial Statements, nor any other agreement, document, certificate, or statement, whether oral or written, furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact within the knowledge of the Company, any of its officers, or counsel which has not been disclosed herein or in writing by them to the Purchaser and which has a Material Adverse Effect, or in the future in their opinion may have, insofar as they can now foresee, a Material Adverse Effect. Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any Intellectual Property Rights, patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would have a Material Adverse Effect.

     3.16. Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement or the Research Agreement, any right, interest or valid claim against or upon the Company or the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its agents.

     3.17. Capitalization; Status of Capital Stock. As of the Closing, the Company will have a total authorized capitalization consisting of (i) 35,000,000 authorized shares of Common Stock and (ii) 22,201,080 authorized shares of Preferred Stock of which 14,879,651 shares are designated as Series A Preferred Stock and 7,321,429 shares will be designated as Series B Preferred Stock. As of the Closing, 4,320,000 shares of Common Stock and 14,879,651 shares of Series A Preferred Stock will be issued and outstanding, and, before giving effect to the transaction contemplated hereby, 4,821,429 shares of Series B Preferred Stock will be issued and outstanding. As of the Closing, the Company has reserved for issuance 22,201,080 shares of Common Stock upon conversion of the Preferred Stock. A complete list of the capital stock of the

Company which has been previously issued and the names in which such capital stock is registered on the stock transfer book of the Company is set forth in
Exhibit 3.17A hereto. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. The Series B Shares, when issued, delivered and paid for in accordance with the terms hereof, and the Conversion Shares, when issued and delivered upon conversion of the Series B Shares, will be duly authorized, validly issued, fully-paid and non-assessable. Except for the issued and outstanding Preferred Stock and the stock options set forth in Exhibit 3.17A, no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company, or commitments of the Company to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities except as contemplated by this Agreement. Immediately after the Closing, the Series B Shares will be convertible into approximately 9.4% of the outstanding Common Stock (computed on an as converted and fully diluted basis excluding any options to purchase Common Stock). On June 28, 1994, the Board of Directors of the Company adopted "Guidelines for Stock Option Grants", a copy of which is annexed hereto as Exhibit 3.17B. Except as set forth in Exhibit 3.17A, none of the Company's outstanding securities or the Series B Shares or the Conversion Shares is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, or, to the Company's knowledge, for the benefit of any stockholder or any other Person, except pursuant hereto, the BMS Preferred Stock Agreement and the Series A Preferred Stock Agreement. Except as set forth in Exhibit 3.17A, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement, the BMS Preferred Stock Agreement, the Series A Preferred Stock Agreement and the Co-Sale Agreement. Except as set forth in Exhibit 3.17A, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of the Company other than the Voting Agreement and the Co- Sale Agreement. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

     3.18. Registration Rights. Except as set forth on Exhibit 3.18, and except for the rights granted to the Purchaser pursuant to Article V hereof, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

     3.19. Insurance. The Company maintains insurance covering the Company's properties and business adequate and customary for the type and scope of its properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which the Company operates, but in any event in amounts sufficient to prevent the Company from becoming a co-insurer or self-insurer, with provision for reasonable deductibles. The Company also maintains directors and officers liability insurance.

     3.20. Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

     3.21. Material Agreements. Except as set forth in Exhibit 3.21, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act, or any other agreement which (i) could have a Material Adverse Effect, (ii) requires the expenditure by the Company of more than $75,000 (other than purchase orders issued in the ordinary course of business), or (iii) limits the Company's ability to engage in any line of business or compete with any Person. The Company, and to the best of the Company's knowledge, each other party thereto have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default under any lease, agreement or contract now in effect to which the Company is a party or by which it or any of its properties may be bound, except to the extent that any such default individually or in the aggregate would not have a Material Adverse Effect. Except as set forth in Exhibit 3.21, each of the contracts or agreements listed in Exhibit 3.21 is in full force and effect with no default, anticipated or threatened default or failure of performance or observance of any obligations or conditions contained therein, and none of the other parties thereto nor the Company has provided any notice of default or of its intention to terminate these agreements.

     3.22. Absence of Certain Developments. Except as provided in Exhibit 3.22 attached hereto, since December 31, 1994 the Company has not:

          (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

          (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's business;

          (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

          (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

          (e) mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any lien, charge or other encumbrance, except liens for current property taxes not yet due and payable;

          (f) sold, assigned or transferred any other tangible assets, or cancelled any debts or claims, except in the ordinary course of business;

          (g) sold, assigned or transferred any patents, patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or Intellectual Property Rights, or disclosed any proprietary confidential information to any Persons except to potential customers, investors, merger candidates, or corporate or academic partners or collaborators in the ordinary course of business and under appropriate written confidentiality agreements;

          (h) suffered any substantial losses (other than losses from operations for financial reporting purposes) or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

          (i) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

          (j) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

          (k) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

          (l) made charitable contributions or pledges in excess of $5,000;

          (m) suffered any material damage, destruction or casualty loss, whether or not covered by insurance; or

          (n) experienced any problems with labor or management in connection with the terms and conditions of their employment.

     3.23. Environmental and Safety Laws. To the best of the Company's knowledge after due investigation, it is not in violation of any applicable federal, state or local statute, law, regulation or order relating to the environment or occupational safety and health, and to the best of its knowledge after due investigation, no expenditures, which could have a Material Adverse Effect, will be required in order to comply with any such statute, law, regulation or order.

     3.24. U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in
Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

                                   ARTICLE IV
                            COVENANTS OF THE COMPANY

     4.01. Reporting Requirements. Until the consummation of a Qualified Public Offering, the Company will furnish the following to the Purchaser so long as the Purchaser or an affiliate of the Purchaser owns at least one million Shares (or such number of Shares as is equivalent to one million Shares if any change is made in the Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or combination of shares):

          (a) Monthly and Quarterly Reports. As soon as available and in any event within 45 days after the end of each calendar month, consolidated balance sheets of the Company and its Subsidiaries as of the end of such month, together with any available consolidating information, and consolidated statements of income and stockholders' equity and a summary statement of monthly cash flow of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, together with any available consolidating information, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and prepared in accordance with generally accepted accounting principles consistently applied, and including comparisons to the monthly budget or business plan and an analysis of the variances from the budget or plan; and, as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, together with any available consolidating information, and consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, together with any available consolidating information, setting forth in each case in comparative form the corresponding figures for the corresponding period of the prior fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, and including comparisons to the quarterly budget or business plan and an analysis of the variances from the budget or plan;

          (b) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein any available consolidating information, consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, retained earnings and of cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and an independent public accountant of recognized national standing selected by the Board of Directors;

          (c) Budgets and Operating Plan. As soon as available and in any event at least 30 days before the beginning of each fiscal year of the Company, a business plan and monthly and quarterly operating budgets for the forthcoming fiscal year; as promptly as practicable, any changes to such budget or business plan; and copies of such business plan and budgets shall be delivered to the Board of Directors contemporaneously with the delivery to the Purchaser;

          (d) Notice of Adverse Changes. Promptly after the occurrence thereof and in any event within five (5) business days after each occurrence, notice of any change in the business, assets, Intellectual Property Rights, management, operations or financial condition of the Company, which has a Material Adverse Effect;

          (e) Certain Reports and Other Information. Contemporaneously with the distribution to holders of the Common Stock of the Company, copies of all reports, notices, and other information as the Company shall make available generally to the holders of its Common Stock; and

          (f) Filings with the Commission. Contemporaneously with the filing thereof with the Commission, copies of all filings with the Commission.

     4.02. Loans to Certain Persons. The Company will not lend money to any director or officer of the Company or to any person who is an affiliate (as that term is defined for purposes of the Exchange Act) of the Company except as approved from time to time by the Board.

     4.03. Limitation on Repurchases. Until the consummation of a Qualified Public Offering, the Company shall not purchase any outstanding shares of its capital stock except pursuant to an agreement or transaction which has been approved by the Board of Directors prior to such purchase. Until the consummation of a Qualified Public Offering, the Company shall not purchase any outstanding shares of its capital stock from a stockholder of the Company who owns ten percent (10%) or more of the outstanding capital stock of the Company on a fully diluted basis without the prior written consent of the Purchaser (so long as the Purchaser or an affiliate of the Purchaser owns at least one million Shares (or such number of shares as is equivalent to one million Shares if any change is made in the Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or combination of shares)).

                                    ARTICLE V
                               REGISTRATION RIGHTS

     5.01. Piggy-Back Registrations. If at any time the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant to the Qualified Public Offering, the Initial Public Offering or a demand for registration of any stockholder of the Company) any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to the Purchaser written notice of such determination and, if within fifteen (15) days after receipt of such notice, the Purchaser shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares the Purchaser requests to be registered, except that if, in connection with the Initial Public Offering or the Qualified Public Offering the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which the Purchaser has requested inclusion hereunder. Any such exclusion of Common Stock shall be made pro rata among the Persons (who are entitled to and have requested registration) seeking to include shares of Common Stock, in proportion to the number of shares of Common Stock sought to be included by them, provided, however, that the Company shall not exclude any Registrable Shares unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such registration statement. No incidental right under this Section 5.01 shall be construed to limit any registration required under Section 5.02. The obligations of the Company to the Purchaser under this Section 5.01 may be waived by the Purchaser at any time and shall expire on the seventh anniversary following the consummation of a Qualified Public Offering or at any time after the Company has effected five registrations for the benefit of the Purchaser under this Section 5.01; provided, however, that if the Purchaser shall have any Registrable Shares excluded from any registration statement in accordance with this Section 5.01, it shall be entitled to include in an additional registration statement filed by the Company the Registrable Shares so excluded.

     5.02. Demand Registrations. If at any time after the Initial Public Offering, the Purchaser shall notify the Company in writing that it intends to offer or cause to be offered for public sale Registrable Shares held by it which shares have an anticipated aggregate offering price, net of underwriting discounts and commissions, equal to more than $2,500,000, based on the market price of the shares of Common Stock at the time the Purchaser so notifies the Company, then the Company will use its best efforts to cause such of the shares of Common Stock as were requested to be registered by the Purchaser to be registered under the Securities Act as expeditiously as possible. The Company shall not be required to file a registration statement with the Commission pursuant to this Section 5.02 at any time while another registration statement (other than on Form S-3 or S-8) of the Company has been filed with the Commission and is not yet effective or within six months after the effective date of another registration statement (other than on Form S-3 or S-8) filed by the Company with the Commission. The Company shall not be required to effect more than one registration during any twelve month period pursuant to this
Section 5.02 and two such registrations in the aggregate. In connection with any request by the Purchaser for registration of Registrable Shares pursuant to this
Section 5.02, the Company shall have the right to defer the filing of a registration statement with the Commission for up to 120 days after such filing would otherwise be required hereunder if the Company shall furnish to the Purchaser a certificate signed by the President of the Company stating that, in the good faith judgment of the Company, it would be detrimental to the interests of the Company for such registration statement to be filed at such time, and if the Company shall have furnished such certificate then the Company shall have the right to defer the filing of such registration statement for an additional period of up to 120 days if the Company shall furnish to the Purchaser a copy of a resolution of the Board of Directors, certified by the Secretary of the Company, to the effect that, in the good faith judgment of the Board of Directors, it would be detrimental to the interests of the Company for such registration statement to be filed at such time.

     5.03. Registrations on Form S-3. In addition to the rights provided the Purchaser in Sections 5.01 and 5.02, if the registration of Registrable Shares under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then upon the written request of the Purchaser for the registration of a number of Registrable Shares held by the Purchaser which have an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $2,500,000, based on the market price of the shares of Common Stock at the time such request is made, the Company will so notify all persons entitled to similar registration rights, and then will, as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the shares of Common Stock as the Purchaser shall specify in the initial request to the Company or upon written request of a stockholder to the Company given within fifteen (15) days after the receipt by such stockholder from the Company of such notification; provided, however, the Company shall not be required to effect a registration pursuant to this Section 5.03 unless the market value of the shares of Common Stock to be sold in any such offering, less underwriting discounts and commissions, shall be estimated to be at least $2,500,000 at the time of filing such registration statement; and provided further, however, that the Company shall not be required to effect more than one registration during any twelve month period pursuant to this Section 5.03 and three such registrations in the aggregate. Subject to the foregoing, no registration of Registrable Shares pursuant to this Section 5.03 shall be construed to limit any registration required under Section 5.01 or 5.02.

     5.04. Effectiveness. The Company will use its best efforts to maintain the effectiveness for up to 90 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering, or one year in the case of a "shelf" registration statement on Form S-3) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide the Purchaser with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

     5.05. Indemnification by the Company. (a) In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify, defend and hold harmless the Purchaser and each underwriter of the Registrable

Shares (including the respective officers, directors, employees, affiliates and partners of the Purchaser and the underwriters) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls the Purchaser or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, costs, damages, penalties, expenses and liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse the Purchaser, each such underwriter and each such controlling Person and their respective officers, directors, employees, affiliates and partners, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, costs, damages, penalties, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Purchaser (in the case of indemnification of the Purchaser), any such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling Person) expressly for use therein, or unless (ii) in the case of a sale directly by the Purchaser (including a sale of Registrable Shares through any underwriter retained by the Purchaser to engage in a distribution solely on behalf of the Purchaser), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to the Purchaser or such underwriter on a timely basis, and the Purchaser failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registrable Shares to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

     (b) Promptly after receipt by the Purchaser, any underwriter or any controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, the Purchaser or such underwriter or such controlling Person, as the case may be, will notify the Company in writing of the commencement thereof (provided, that failure by any such Person to so notify the Company shall not relieve the Company from any liability it may have hereunder to any other Person entitled to claim indemnity or contribution hereunder) and, subject to the provisions hereinafter stated, the Company shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Purchaser, such underwriter or such controlling Person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

     (c) The Purchaser, any such underwriter or any such controlling Person or their respective officers, directors, employees, affiliates or partners, shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by the Company shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized in writing by the Company. The Company shall not be liable to indemnify any Person for any settlement of any such loss, claim, damage, expense, liability or action effected without the Company's written consent. The Company shall not, except with the approval of each party being indemnified under this Section 5.05, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Purchaser, or any controlling Person of the Purchaser or another Person entitled to indemnification pursuant to this Section 5.05, makes a claim for indemnification pursuant to this Section 5.05 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.05 provides for indemnification in such case, then the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Purchaser on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by it; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

     5.06. Indemnification by the Purchaser. (a) In the event that the Company registers any of the Purchaser's Registrable Shares under the Securities Act, the Purchaser will indemnify, defend and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, costs, damages, penalties, expenses and liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, costs, damages, penalties, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Purchaser expressly for use therein; provided, however, that the Purchaser's obligations hereunder shall be limited to an amount equal to the aggregate public offering price of the Registrable Shares sold by it in such registration, net of any underwriting discounts or commissions paid by it.

     (b) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Purchaser hereunder, the Company will notify the Purchaser in writing of the commencement thereof (provided, that failure by the Company to so notify the Purchaser shall not relieve the Purchaser from any liability it may have hereunder to any other Person entitled to claim indemnity or contribution hereunder), and the Purchaser shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against the Purchaser.

     (c) The Company and each such director, officer, underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by the Purchaser shall not be at the expense of the Purchaser unless employment of such counsel has been specifically authorized in writing by the Purchaser. The Purchaser shall not be liable to indemnify any Person for any settlement of any such loss, claim, cost, damage, penalty, expense, liability or action effected without the Purchaser's written consent. The Purchaser shall not, except with the approval of each party being indemnified under this Section 5.06, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company or another Person entitled to indemnification pursuant to this Section 5.06 makes a claim for indemnification pursuant to this Section 5.06, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 5.06 provides for indemnification, in such case, then, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Purchaser on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement, net of any underwriting discounts or commissions paid by it; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     5.07. Exchange Act Registration. If the Company at any time shall list any class of equity securities of the type which may be issued upon the conversion of the Series B Preferred Stock on any national securities exchange or obtain authorization for shares of such class to be quoted on an automated quotation system and shall register such class of equity securities under the Exchange Act, the Company will, at its expense, simultaneously list on such exchange or qualify for trading on such automated quotation system and maintain such listing or authorization of the Conversion Shares of such class. If the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the Commission such information as the Commission may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to the Common Stock. The Company shall furnish to the Purchaser forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as the Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing the Purchaser to sell any such Registrable Shares without registration. After the occurrence of the Initial Public Offering, the Company agrees to use its best efforts to facilitate and expedite transfers of the Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Shares.

     5.08. Damages. The Company recognizes and agrees that the Purchaser will not have an adequate remedy if the Company fails to comply with this Article V and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Purchaser or any other Person entitled to the benefits of this

Article V requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Article V.

     5.09. Further Obligations of the Company. Whenever under the preceding Sections of this Article V, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

          (a) Furnish to the Purchaser such copies of each preliminary and final prospectus and such other documents as the Purchaser may reasonably request to facilitate the public offering of its Registrable Shares;

          (b) Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as the Purchaser may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

          (c) Furnish to the Purchaser a signed counterpart, addressed to the Purchaser and any other selling holders, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

          (d) Permit the Purchaser or its counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

          (e) Furnish to the Purchaser a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of securities;

          (f) Use its best efforts to ensure the obtaining of all necessary approvals from the NASD;

          (g) Cause all Registrable Shares so registered pursuant hereto to be listed on any securities exchange or authorized for quotation in any automated quotation system on or in which outstanding shares of such class are listed or authorized for quotation at the time such registration is declared effective by the Commission;

          (h) Designate a transfer agent and registrar for the class or classes of shares which include such Registrable Shares and obtain a CUSIP number for such class or classes of shares, in each case not later than the date such registration is declared effective by the Commission; and

          (i) Otherwise comply with all applicable rules and regulations of the Commission and any other applicable federal, state or local law or regulation, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering the Initial Public Offering, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     Whenever under the preceding Sections of this Article V the Purchaser is registering Registrable Shares pursuant to any registration statement, the Purchaser agrees to (i) timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares and (ii) convert the appropriate number of Series B Shares into the shares of Common Stock to be included in any registration statement, such conversion to be effective at or before the closing of such offering pursuant to such registration statement.

     5.10. Expenses. In the case of each registration effected under Section 5.01, 5.02 or 5.03, the Company shall bear all costs and expenses of each such registration on behalf of the Purchaser, including, but not limited to, the Company's printing, legal and accounting fees and expenses, Commission and NASD filing fees and "Blue Sky" fees; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the Purchaser, or the fees and expenses of counsel for the Purchaser in connection with the registration of the Registrable Shares. The Company shall pay all expenses of the Purchaser in connection with any registration initiated pursuant to this Article V which is withdrawn or abandoned at the request of the Company, except if such withdrawal or abandonment is caused by the fraud, material misstatement or omission of a material fact by any holder of securities to be included in such registration, in which case such expenses shall be paid by the holder or holders who have caused such withdrawal or abandonment. If a registration requested by the Purchaser pursuant to Section 5.02 shall be withdrawn prior to becoming effective under the Securities Act at the request of the Purchaser, and in connection with such withdrawal the Purchaser agrees that, notwithstanding such withdrawal, for purposes of this Agreement such withdrawn registration shall satisfy the Company's obligation for one of the registrations which the Company is required to provide pursuant to Section 5.02, then the Company shall pay the expenses of such registration to the extent provided in the first sentence of this Section 5.10; provided, however, that if such registration statement is withdrawn by reason of the fact that, prior to effectiveness of such registration statement, the registration statement filed or to be filed with the Commission contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Company shall have failed, within a reasonable time after receipt of written notice thereof from the Purchaser to take reasonable measures to correct such deficiency, the Purchaser shall not be responsible for the costs of such registration (other than expenses described in the proviso to the first sentence of this Section 5.10).

     5.11. Transferability. For all purposes of Article V of this Agreement, if the Purchaser transfers all the Registrable Shares then owned by it to one Person, the term "Purchaser" shall mean such transferee of all the Registrable Shares then owned by the Purchaser; provided that such transferee (i) is not a Competitor of the Company (as hereinafter defined in this Section 5.11) and (ii) agrees in writing to be bound by all of the provisions of this Agreement, including, without limitation, Section 5.12 hereof. For the purposes of this
Section 5.11, "Competitor of the Company" shall mean a Person who (i) poses a significant competitive threat to a substantial portion of the Company's business or to a significant product of the Company or (ii) is involved in an ongoing litigation with the Company.

     5.12. "Lock-Up" Agreement. The Purchaser, if so requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Common Stock or other securities of the Company held by it or which it has the right to acquire, during the 180-day period following the effective date of a registration statement of the Company filed with the Commission in connection with such offering or such shorter period as such underwriter shall have advised the Company in writing is adequate to permit the successful and orderly distribution of such Common Stock or other securities; provided, however, that such "lock-up" agreement shall be in writing and satisfactory to the Company and such underwriter and a copy shall have been provided to the Purchaser. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said 180-day (or shorter) period. In connection with the preparation and filing of any such registration statement, the Company shall use its reasonable best efforts (1) to enforce the obligations of its stockholders (and any Person who shall have the right to acquire capital stock of the Company) who have agreed with the Company to enter into "lock-up" or "market stand-off" agreements and (2) to obtain a "lock-up" or "market-stand-off" agreement from all of its other stockholders and all other such Persons.

     5.13. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under Article V of this Agreement, and for that purpose references hereunder to Registrable Shares shall be deemed to be references to the securities which the Purchaser would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 5.13 shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving corporation if all stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to and does register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

                                   ARTICLE VI
                             RIGHT OF FIRST REFUSAL

     6.01. Right of First Refusal. Before the Company shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (unless, in the case of an agreement, obligation, reservation or setting aside, the same is expressly subject to the rights of the Purchaser under the provisions of this Article VI), (i) any shares of Common Stock, (ii) any other equity security of the Company, including without limitation, shares of any series of the Company's class of Preferred Stock, (iii) any convertible debt security of the Company, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, the Company shall, in each case, first offer to sell such securities (the "Offered Securities") to the Purchaser as follows: the Company shall offer to sell to the Purchaser that portion of the Offered Securities as the number of Conversion Shares then held by the Purchaser bears to the total number of shares of Common Stock issuable upon conversion of the Preferred Stock of the Company then outstanding, at a price and on such other terms as shall have been specified by the Company in writing delivered to the Purchaser (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from receipt by the Purchaser of the Offer.

     6.02. Notice of Acceptance. Notice of the Purchaser's intention to accept, in whole or in part, any Offer made pursuant to Section 6.01 shall be evidenced by a writing, in form, scope and substance reasonably satisfactory to the Company, signed by the Purchaser and delivered to the Company prior to the end of the 30-day period of such offer, setting forth such of the Offered Securities offered to the Purchaser as the Purchaser elects to purchase (the "Notice of Acceptance").

     6.03. Conditions to Acceptances and Purchase.

          (a) Permitted Sales of Refused Securities. In the event that a Notice of Acceptance is not given by the Purchaser in respect of all the Offered Securities offered to it, the Company shall have ninety (90) days from the end of said 30-day period to sell any Offered Securities offered to the Purchaser as to which a Notice of Acceptance has not been given by the Purchaser (the "Refused Securities") to the Person or Persons specified in the Offer, subject to the rights of first refusal of the holders of Series A Preferred Stock under the Series A Preferred Stock Agreement and only for an amount and kind (or the cash equivalent thereof)of consideration and otherwise in all respects upon the terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company (as determined in good faith by the Board of Directors) than those set forth in the Offer.

          (b) Reduction in Amount of Offered Securities. In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6.03(a) above), then the Purchaser may reduce the number of shares or other units of the Offered Securities specified in its Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Purchaser elected to purchase pursuant to Section 6.02 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and
(ii) the denominator of which shall be the amount of all Offered Securities. In the event that the Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Purchaser in accordance with Section 6.01.

          (c) Closing. At the closing of the sale to such other Person or Persons of all or less than all the Refused Securities, which closing shall include payment in full of the purchase price therefor, the Purchaser shall purchase from the Company, and the Company shall sell to the Purchaser, the number of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 6.03(b) if the Purchaser has so elected, upon the terms and conditions specified in the Offer, including, without limitation, payment in full for such Offered Securities. The purchase by the Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a purchase agreement relating to such Offered Securities in form and substance as offered to the purchasers or proposed purchasers of the Offered Securities who are not the Purchaser.

     6.04. Further Sale. In each case, any Offered Securities not purchased by the Purchaser or other Person or Persons in accordance with Section 6.03 may not be sold or otherwise disposed of until they are again offered to the Purchaser under the procedures specified in Sections 6.01, 6.02 and 6.03.

     6.05. Termination and Waiver of Right of First Refusal. The rights of the Purchaser under this Article VI may be waived by the Purchaser and shall terminate immediately prior to the effectiveness of the registration statement with respect to the Initial Public Offering, but expressly conditioned on the consummation of the Initial Public Offering.

     6.06. Exceptions. The rights of the Purchaser under this Article VI shall not apply to:

          (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

          (b) Preferred Stock issued as a dividend to holders of Preferred Stock upon any subdivision or combination of shares of Preferred Stock;

          (c) Any shares of Common Stock issued upon conversion of Series A Preferred Stock or Series B Shares or other convertible securities; or any equity security or debt security of the Company issued upon the exercise of any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or debt security;

          (d) Up to 1,666,541 shares of Common Stock (with respect to which the Purchaser has not waived its rights under this Article VI), or options exercisable therefor, issued on or after the date hereof to directors, officers, employees or consultants of the Company and any Subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, employee benefit plan, stock purchase agreement, stock plan, stock restriction agreement, or consulting agreement or such other options, arrangements, agreements or plans approved by the compensation or similar committee of the Board of Directors or, if no such committee exists, by the Board of Directors of the Company;

          (e) Up to 500,000 shares of Common Stock, or options exercisable therefor, issued after the date hereof to James R. Broach;

          (f) Securities described in any of clauses (i) through (v) of Section
6.01 which are to be issued as all or part of the consideration in the acquisition by the Company of all or part of the stock (or other equity interest), business, assets, technology, or know how of another Person, which transaction is approved by the Board of Directors of the Company; or

          (g) Securities described in any of clauses (i) through (v) of Section
6.01 which are to be sold at $3.50 per share or more to any Person in connection with a transaction in which such Person will provide funding to the Company (other than through the purchase of securities of the Company) to pay for research to be conducted by the Company, which transaction is approved by the Board of Directors of the Company.

     Each of the foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event and, in the case of stock options and related shares referred to in Section 6.06(d), as provided in the Cadus Pharmaceutical Corporation 1993 Stock Option Plan and subsequent stock option plans of the Company.

     If the rights of the Purchaser under this Article VI shall not apply to an issuance of securities by reason of Section 6.06(f) or 6.06(g) hereof, and if, as a result of such issuance, the Purchaser would own less than 5% of the outstanding shares of capital stock of the Company (computed on an as converted and fully diluted basis excluding any options to purchase securities in the Company), and if the Purchaser has not sold, transferred or otherwise disposed of any securities in the Company, the Purchaser shall have the right, exercisable contemporaneously with or within thirty (30) days after the consummation of the issuance of such securities, to purchase such number of additional shares of Common Stock, which together with the shares in the Company owned by the Purchaser, shall equal 5% of the outstanding shares of capital stock of the Company (computed on an as converted and fully diluted basis excluding any options to purchase securities in the Company). The purchase price for such Common Stock, in case the Purchaser's rights hereunder are triggered by an issuance of securities covered by Section 6.06(f), shall be the greater of $4.00 per share or the fair market value of the securities (determined on an as converted to Common Stock basis) issued in such transaction as determined by an independent investment banking firm jointly selected by the Purchaser and the Company. The fees of such investment banking firm shall be paid by the Purchaser. The purchase price for such Common Stock, in case the Purchaser's rights hereunder are triggered by an issuance of securities covered by Section 6.06(g), shall be the price at which securities (determined on an as converted to Common Stock basis) in the Company are issued in such transaction. This paragraph shall cease to apply if the Purchaser fails to exercise its rights hereunder in connection with any transaction which triggers their applicability.

                                   ARTICLE VII
                        DEFINITIONS AND ACCOUNTING TERMS

     7.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Agreement" means this Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

     "BMS Preferred Stock Agreement" means the Preferred Stock Purchase Agreement, dated as of July 26, 1994, by and between the Company and Bristol-Myers Squibb Company.

     "Board of Directors" or "Board" means the board of directors of the Company as constituted from time to time.

     "Certificate of Incorporation" shall have the meaning assigned to that term in Section 1.01.

     "Closing" shall have the meaning assigned to that term in Section 1.03.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

     "Common Stock" means (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to a preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Certificate of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Company" means Cadus Pharmaceutical Corporation, a Delaware corporation, and its successors and permitted assigns.

     "Consolidated" and "consolidating" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles consistently applied throughout reporting periods.

     "Conversion Shares" shall have the meaning assigned to that term in Section 1.02.

     "Co-Sale Agreement" means the Co-Sale Agreement, dated as of July 30, 1993, among the Company, ImClone Systems Incorporated, Icahn Holding Corporation, M. Elliott Schnall, Mark H. Rachesky, and The Global Health Sciences Fund.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Financial Statements" shall have the meaning provided in Section 3.08(c).

     "First Amendment to Voting Agreement" means the First Amendment to Voting Agreement dated as of the date hereof, which is referred to in Section 2.02(i) hereof.

     "Indebtedness" means (i) any liability for borrowed money or evidenced by a promissory note, bond, indenture or similar instrument given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

     "Initial Public Offering" means the first underwritten public offering of Common Stock of the Company for the account of the Company and offered on a "firm commitment" or "best efforts" basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1, Form S-18 or their then equivalents.

     "Intellectual Property Rights" means any and all, whether domestic or foreign, patents, patent applications, patent rights, trade secrets, confidential business information, formulae, processes, laboratory notebooks, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights, contract rights with employees, consultants and third parties, trademarks, trademark rights, inventions and discoveries, and such other rights generally classified as intangible, intellectual property assets in accordance with generally accepted accounting principles.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the results of operations, business or financial condition of the Company, (ii) the Intellectual Property Rights of the Company, or (iii) the ability of the Company to perform its obligations under, or the legality, validity or enforceability of, this Agreement or the Research Agreement.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Notice of Acceptance" shall have the meaning assigned to that term in
Section 6.02.

     "Offer" shall have the meaning assigned to that term in Section 6.01.

     "Offered Securities" shall have the meaning assigned to that term in
Section 6.01.

     "Person" means an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government, or any agency or political subdivision thereof.

     "Preferred Stock" means the Series A Preferred Stock and the Series B Preferred Stock.

     "Purchaser" means Physica B.V., a Dutch corporation, and its successors and permitted assigns.

     "Qualified Public Offering" shall have the meaning assigned to that term in Article Fourth, Section A.5(e)(i) of the Certificate of Incorporation.

     "Refused Securities" shall have the meaning assigned to that term in
Section 6.03(a).

     "Registrable Shares" shall mean and include (i) the Conversion Shares; and
(ii) the shares of Common Stock of the Company acquired by the Purchaser pursuant to Article VI hereof or any shares of Common Stock issuable on the conversion of other securities acquired by the Purchaser pursuant to Article VI hereof or otherwise; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale of such Registrable Shares pursuant to an effective registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act.

     "Research Agreement" means the Research Collaboration and License Agreement, dated as of the date hereof, between the Company and Solvay Duphar B.V.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Series A Preferred Stock" means the Series A Convertible Preferred Stock, $.001 par value per share, of the Company having the rights, powers, privileges and preferences set forth in the Certificate of Incorporation.

     "Series A Preferred Stock Agreement" means the Preferred Stock Purchase Agreement, dated as of July 30, 1993, by and between the Company and certain of its stockholders.

     "Series B Preferred Stock" means the Series B Convertible Preferred Stock, $.001 par value per share, of the Company having the rights, powers, privileges and preferences set forth in the Certificate of Incorporation.

     "Series B Shares" shall have the meaning assigned to that term in Section
1.01 of this Agreement.

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



     "Shares" means, collectively, the Series B Shares and the Conversion
Shares.

     "Subsidiary" or "Subsidiaries" means any Person of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or interests of every class of such Person other than directors' qualifying shares.

     "Voting Agreement" shall mean the Voting Agreement, dated as of April 26, 1995, among the Company and certain stockholders of the Company, as amended.

     7.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     8.02. Amendments, Waivers and Consents. No alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to a written instrument signed by the parties hereto. The provisions of this Agreement may not be waived except by a written instrument signed by the party to be charged. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.03. Notices. All notices or other communications required or permitted hereunder shall be sufficiently given if in writing and personally delivered, sent by electronic facsimile transmission with a copy by first class mail or air mail, sent by express overnight or international courier service, or sent by United States first class registered or certified mail, return receipt requested, postage prepaid addressed as follows or to such other address as a party may hereafter designate by notice given pursuant hereto:

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



                           In the case of the Company:

                           Cadus Pharmaceutical Corporation
                           777 Saw Mill River Road
                           Tarrytown, New York 10591-6705
                           Attn:  President
                           Fax No.: (914) 345-3565

                           With a copy to:

                           Morrison Cohen Singer & Weinstein, LLP
                           750 Lexington Avenue
                           New York, New York 10022
                           Attn:  Salomon R. Sassoon, Esq.
                           Fax No.: (212) 735-8708

                           In the case of the Purchaser:

                           Physica B.V.
                           C. J. van Houtenlaan 36
                           1381 CP Weesp
                           The Netherlands
                           Attention: President
                           Fax No.: 011-31-2940-80253

                           With a copy to:

                           Solvay America, Inc.
                           3333 Richmond Avenue
                           Houston, Texas 77098
                           Attn:  General Counsel
                           Fax No.: (713) 525-7887

     8.04. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns. Neither the Company nor the Purchaser shall have the right to delegate its obligations or to assign its rights hereunder or any interest herein without the prior written consent of the other party hereto and any attempted assignment without such consent shall be void and without effect. Notwithstanding the foregoing, if the Purchaser transfers all the Shares then owned by it to one Person, the Purchaser shall have the right to assign its rights hereunder to such Person, without the consent of the Company.

     8.05. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Research Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

     8.06. Entire Agreement. This Agreement, the Research

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



Agreement, the terms of the Series B Preferred Stock, and the other agreements executed and delivered in connection herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

     8.07. Severability. The provisions of this Agreement, the Voting Agreement, the Research Agreement and the terms of the Series B Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, the Voting Agreement, the Research Agreement or the terms of the Series B Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Voting Agreement, the Research Agreement or the terms of the Series B Preferred Stock; but this Agreement, the Voting Agreement, the Research Agreement and the terms of the Series B Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     8.08. Confidentiality. The Purchaser agrees that, without the Company's prior written consent, it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which the Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information (i) is in the public domain at the time of disclosure, (ii) is properly in the Purchaser's possession prior to the time of disclosure, (iii) after disclosure, enters the public domain through no act or omission of the Purchaser, (iv) after disclosure, is received by the Purchaser from a third party unless the Purchaser knows the third party is not entitled to receive and transfer the information, (v) is independently developed by persons in the Purchaser's employ or otherwise who have had no access to information received from the Company, or (vi) is required to be disclosed by law.

     8.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to choice of laws provisions, provided that this Section 8.09 shall not be construed as submission to the jurisdiction of the courts of the State of New York.

     8.10 Arbitration. The parties hereto agree that they shall use their best efforts to settle amicably any disputes, differences or controversies arising between them out of or in connection with this Agreement. However, the parties irrevocably agree that any dispute arising out of or in connection with this Agreement, including but not limited to any question regarding its existence, validity or termination, if not so settled within thirty (30) days after occurrence thereof, shall be finally determined by arbitration. Unless the parties otherwise agree, arbitration initiated by either party shall be held in London, England, in the English language. The arbitration shall be conducted by three arbitrators who are appointed and who shall conduct such arbitration in accordance with the rules of the London Court of International Arbitration then obtaining. The award rendered by the arbitrators shall be final and binding upon the parties. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     8.11. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     8.12. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

     IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be executed as of the date first above written.

                                  CADUS PHARMACEUTICAL CORPORATION

                                  By:   /s/ JEREMY LEVIN
                                        -----------------------------
                                           Jeremy M. Levin, President

                                  PHYSICA B.V.

                                  By    /s/ JAN VAN INGEN
                                        -----------------------------
                                             Name: Jan van Ingen
                                             Title: President

                                       42